Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2015, with respect to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014 of ROI Acquisition Corp. II contained in this Amendment No. 1 to the Registration Statement. We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York
August 20, 2015